SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	May 11, 2011

(Date of earliest event reported):	May 10, 2011

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10065-8068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below is information relating to the 2011 Annual Meeting of Shareholders of the Registrant.

The Annual Meeting was called to order at 11:00 A.M., May 10, 2011. Represented at the meeting, in person or by proxy, were shares representing 367,575,952 votes, approximately 89.2% of the votes represented by issued and outstanding shares entitled to vote.

The following business was transacted:

Election of Directors

Over 84% of the votes cast for directors were voted for the election of the following directors. The number of votes for, against and abstained and all shares as to which brokers indicated that they did not have the authority to vote (“Broker Non-Votes”) with respect to each director were as follows:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

Ann E. Berman	342,978,274	1,017,801	382,090	23,197,787
Joseph L. Bower	309,489,973	34,500,562	387,630	23,197,787
Charles M. Diker	342,315,516	1,656,120	406,529	23,197,787
Jacob A. Frenkel	340,909,882	3,118,606	349,677	23,197,787
Paul J. Fribourg	339,520,457	4,533,274	324,434	23,197,787
Walter L. Harris	291,223,846	52,825,785	328,534	23,197,787
Philip A. Laskawy	306,295,091	37,696,463	386,611	23,197,787
Ken Miller	343,055,398	927,402	395,365	23,197,787
Gloria R. Scott	341,084,733	2,957,960	335,472	23,197,787
Andrew H. Tisch	339,719,449	4,364,241	294,475	23,197,787
James S. Tisch	338,584,892	5,499,401	293,872	23,197,787
Jonathan M. Tisch	340,798,919	3,289,990	289,256	23,197,787

Advisory Vote on Executive Compensation

Approved – 338,783,206 votes, approximately 98.4% of the votes cast, voted, in an advisory vote, to approve the compensation of the executive officers of the Registrant named in its proxy statement dated March 28, 2011 (the “Say-on-Pay Proposal”). 4,768,043 votes, approximately 1.4% of the votes cast, voted against, and shares representing 826,916 votes, approximately 0.2% of the votes cast, abstained. In addition, there were 23,197,787 Broker Non-Votes.

Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

Annual – 327,989,140 votes, approximately 95.2% of the votes cast, voted, in an advisory vote, to submit the Say-on-Pay Proposal to the Registrant’s shareholders every year. 732,709 votes, approximately 0.2% of the votes cast, voted to submit the Say-on-Pay Proposal to the Registrant’s shareholders every two years; 15,100,806 votes, approximately 4.4% of the votes cast, voted to submit the Say-on-Pay Proposal to the Registrant’s shareholders every three years; and shares representing 555,510 votes, approximately 0.2% of the votes cast, abstained. In addition, there were 23,197,787 Broker Non-Votes.

Ratification of the Appointment of Independent Auditors

Approved – 365,103,834 votes, approximately 99.3% of the votes cast, voted to ratify the appointment of Deloitte & Touche, LLP as independent auditors for the Registrant. 2,255,279 votes, approximately 0.6% of the votes cast, voted against, and shares representing 216,839 votes, approximately 0.1% of the votes cast, abstained.

Shareholder Proposal Relating to Cumulative Voting

Rejected – 269,782,133 votes, approximately 78.3% of the votes cast, voted against this shareholder proposal. 73,680,413 votes, approximately 21.4% of the votes cast, were cast for, and shares representing 915,619 votes, approximately 0.3% of the votes cast, abstained. In addition, there were 23,197,787 Broker Non-Votes.

Registrant’s Decision on the Frequency of Future Advisory Votes on Executive Compensation

In light of the vote of the shareholders on this item reported above, the Registrant’s Board of Directors has determined that an advisory vote to approve the compensation of the named executive officers of the Registrant will be conducted every year, until the next shareholder advisory vote on the frequency of the advisory vote to approve the compensation of the named executive officers of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: May 11, 2011	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary